PRICING SUPPLEMENT dated March 31, 2022

(To the Prospectus and Prospectus Supplement, each dated April 8, 2020, Product Supplement no. WF-1-I dated March 18, 2022 and Underlying Supplement no. 1-II dated November 4, 2020)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-236659 and 333-236659-01
JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
$544,000 Market Linked Securities — Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025
■	Linked to the VanEck® Oil Services ETF (the “Fund”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the fund closing price of the Fund on the relevant call date.
■	Automatic Call. If the fund closing price of the Fund on any call date is greater than or equal to the starting price, the securities will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 19.00% per annum.
Call Date	Call Premium*
April 5, 2023	19.00% of the principal amount
April 5, 2024	38.00% of the principal amount
March 31, 2025 (the “final calculation day”)	57.00% of the principal amount

■	Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the principal amount depending on the fund closing price of the Fund on the final calculation day as follows:
▪	If the fund closing price of the Fund on the final calculation day is greater than or equal to 70% of the starting price (the “threshold price”), you will receive the principal amount
▪	If the fund closing price of the Fund on the final calculation day is less than the threshold price, you will have full downside exposure to the decrease in the price of the Fund from the starting price, and you will lose more than 30%, and possibly all, of the principal amount.
■	Investors may lose some or all of the principal amount.
■	Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of the Fund beyond the applicable fixed call premium.
■	The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$24.25	$975.75
Total	$544,000	$13,192	$530,808
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $24.25 per security. WFS has advised us that it will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it will pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $1.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $926.20 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Fund:	VanEck® Oil Services ETF (Bloomberg ticker: OIH) (the “Fund”)
Pricing Date:	March 31, 2022
Issue Date:	April 5, 2022
Stated Maturity Date[1]:	April 7, 2025
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the fund closing price of the Fund on any call date is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of the Fund beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Call Dates[1] and Call Premiums:	The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 19.00% per annum.
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	April 5, 2023	19.00% of the principal amount	$1,190.00
	April 5, 2024	38.00% of the principal amount	$1,380.00
	March 31, 2025 (the “final calculation day”)	57.00% of the principal amount	$1,570.00
Call Settlement Date[1]:	Five business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending price is less than the starting price but greater than or equal to the threshold price: $1,000; or

•         if the ending price is less than the threshold price:

$1,000 + ($1,000 × fund return)

If the securities are not automatically called and the ending price is less than the threshold price, you will have full downside exposure to the decrease in the price of the Fund from the starting price, and you will lose some more than 30%, and possibly all, of the principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Fund Return:	The “fund return” is the percentage change from the starting price to the ending price, calculated as follows: ending price – starting price starting price
Threshold Price:	$197.785, which is equal to 70% of the starting price
Starting Price:	$282.55, the fund closing price of the Fund on the pricing date
Ending Price:	The “ending price” will be the fund closing price of the Fund on the final calculation day
Fund Closing Price:	“Fund closing price” has the meaning set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The fund closing price of the Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48133DLL2
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $24.25 per security. WFS has advised us that it will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it will pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated March 18, 2022: http://www.sec.gov/Archives/edgar/data/19617/000095010322004840/crt_dp169463-424b2.pdf
•	Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The VanEck® Oil Services ETF” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment for the securities on or about the issue date set forth on the front cover of this pricing supplement, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the fund closing price of the Fund will be greater than or equal to the starting price on at least one call date.
▪	You are willing and able to accept that you will not participate in any appreciation of the Fund, which may be significant, and that any potential return on the securities is limited to the applicable call premium, if any, paid on the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price is less than the threshold price, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically redeemed, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Fund or the securities held by the Fund, nor will you have any voting rights with respect to the Fund or the securities held by the Fund.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the fund closing price of the Fund will be less than the starting price on each call date.
▪	You seek an investment that participates in the full appreciation of the Fund rather than an investment with a return that is limited to the applicable call premium, if any, paid on the securities.
▪	You seek an investment that provides for the full repayment of principal at maturity and/or you are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price is less than the threshold price, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Fund or the securities held by the Fund, or voting rights with respect to the Fund or the securities held by the Fund.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement, product supplement and underlying supplement. For more information about the Fund, please see the section titled “The VanEck® Oil Services ETF” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the fund closing price of the Fund on the applicable call date as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Fund or any of the securities held by the Fund. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Price Is Less Than the Threshold Price, You Will Lose More Than 30%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the Fund and will depend on the extent to which the Fund has depreciated. If the ending price is less than the threshold price, you will lose 1% of the principal amount of the securities for every 1% that the ending price is less than the starting price (expressed as a percentage of the starting price). Accordingly, under these circumstances, you will lose more than 30%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Call Premium — The potential return on the securities is limited to the applicable call premium, regardless of any appreciation of the Fund, which may be significant. You will not participate in any appreciation of the Fund. Therefore, your return on the securities may be lower than the return on a direct investment in the Fund. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Fund or the securities held by the Fund would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the level, including:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Fund;
•	the time to maturity of the securities;
•	the dividend rates on the Fund and the equity securities held by the Fund;
•	the occurrence of certain events affecting the Fund that may or may not require an adjustment to the adjustment factor of the Fund;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Fund

•	There Are Risks Associated with the Fund — Although shares of the Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that the investment strategies of the Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Fund, and consequently, the value of the securities.
•	The Performance and Market Value of the Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of the Fund’s Underlying Index As Well As the Net Asset Value Per Share — The Fund does not fully replicate its underlying index (as defined under “The VanEck® Oil Services ETF” below) and may hold securities different from those included in its underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and its underlying index. In addition, corporate actions with respect to the equity securities underlying the Fund (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its underlying index. Finally, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected.  This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund.  Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund.  As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.  For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its underlying index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with the Oil Services Sector — All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the oil services sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The profitability of oil services companies is related to worldwide energy prices, including all sources of energy and exploration and production spending. The price of energy, the earnings of oil services companies and the value of these companies’ securities are subject to significant volatility. Oil services companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, government regulation, the imposition of import controls, world events, negative perception, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Oil services companies are exposed to significant and numerous operating hazards.  Oil services companies can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate.  The revenues of oil services companies may be negatively affected by contract termination and renegotiation.  Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations.  Oil services companies may also be adversely affected by environmental damage claims and other types of litigation.  Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas.  The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, social unrest and acts of war, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States.  Some oil services companies are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business, which could adversely affect their operating results.  The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business.  In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.  Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the securities, which may adversely affect the value of your securities.

•	The Securities Are Subject to Non-U.S. Securities Risk — Some of the equity securities held by the Fund have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of the Fund for certain events affecting the Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect the Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	Any Payment on the Securities Will Depend upon the Performance of the Fund and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement and Underlying Supplement.
•	You Will Have No Ownership Rights in the Fund or Any of the Securities Held by the Fund. Investing in the securities is not equivalent to investing directly in the Fund or any of the securities held by the Fund or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Prices of the Fund Should Not Be Taken as an Indication of the Future Performance of the Fund During the Term of the Securities.
•	The Policies of the Investment Adviser for the Fund, and the Sponsor of Its Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Held by the Fund.
•	We and Our Affiliates Have No Affiliation with the Sponsor of the Fund and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payments upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price.

The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual starting price. The actual starting price will be the fund closing price of the Fund on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing prices of the Fund, please see the historical information set forth under “The VanEck® Oil Services ETF” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual payment upon an automatic call or the maturity payment amount, as applicable, and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	19.00% for the first call date, 38.00% for the second call date and 57.00% for the final call date (based on the minimums for the call premiums)
Hypothetical Starting Price:	$100.00
Hypothetical Threshold Price:	$70.00 (70% of the hypothetical starting price)

Hypothetical Payout Profile

First Call Date
Second Call Date
Final Call Date
Maturity Payment Amount
Fund
Final Call Date (Call Premium: 57.00%)
Second Call Date (Call Premium: 38.00%)
First Call Date (Call Premium: 19.00%)
30% contingent downside
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Fund Closing Price from Trade Date to Applicable Observation Date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,190.00	19.00%
2nd call date	$1,380.00	38.00%
Final call date (final calculation day)	$1,570.00	57.00%

If the securities are not automatically called:

Hypothetical ending price	Hypothetical fund return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$99.00	-1.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$69.00	-31.00%	$690.00	-31.00%
$60.00	-40.00%	$600.00	-40.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Hypothetical Examples

Example 1. The fund closing price of the Fund on the first call date is greater than or equal to the starting price and the securities are automatically called on the first call date:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on first call date:	$125.00

Because the hypothetical fund closing price of the Fund on the first call date is greater than or equal to the hypothetical starting price, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 19.00% of the principal amount. Even though the Fund appreciated by 25.00% from its starting price to its fund closing price on the first call date in this example, your return is limited to the call premium of 19.00% that is applicable to that call date.

On the call settlement date, you will receive $1,190.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The fund closing price of the Fund on the final calculation day is greater than or equal to the starting price and the securities are automatically called on the final calculation day:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on call dates prior to the final calculation day:	Various (all below starting price)
Hypothetical fund closing price on final calculation day (i.e., the ending price):	$120.00

Because the hypothetical fund closing price of the Fund on each call date prior to the final call date (which is the final calculation day) is less than the hypothetical starting price, the securities are not called prior to the final calculation day. Because the fund closing price of the Fund on the final calculation day is greater than or equal to the starting price, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 57.00% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,570.00 per security.

Example 3. The securities are not automatically called. The ending price is less than the starting price but greater than or equal to the threshold price and the maturity payment amount is equal to the principal amount:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on each call date:	Various (all below starting price)
Hypothetical ending price:	$95.00
Hypothetical threshold price:	$70.00, which is 70% of the hypothetical starting price

Because the hypothetical fund closing price of the Fund on each call date (including the final calculation day) is less than the hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price is greater than or equal to the threshold price, you would receive the principal amount of your securities at maturity.

On the stated maturity date, you will receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending price is less than the threshold price and the maturity payment amount is less than the principal amount:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on each call date:	Various (all below starting price)
Hypothetical ending price:	$50.00
Hypothetical threshold price:	$70.00, which is 70% of the hypothetical starting price

Because the hypothetical fund closing price of the Fund on each call date (including the final calculation day) is less than the hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price is less than the threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × fund return)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you will receive $500.00 per security.

If the securities are not automatically called and the ending price is less than the threshold price, you will lose more than 30%, and possibly all, of your principal amount at maturity.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

The VanEck® Oil Services ETF

The Fund (formerly known as the VanEck Vectors® Oil Services ETF) is an exchange-traded fund of the VanEck® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index, which we refer to as the underlying index with respect to the Fund. The MVIS® US Listed Oil Services 25 Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. For additional information about the Fund, see “Fund Descriptions — The VanEck Vectors® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Fund based on the daily historical closing prices of the Fund from January 3, 2017 through March 31, 2022. The closing price of the Fund on March 31, 2022 was $282.55. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.

The historical closing prices of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the fund closing prices of the Fund on the pricing date or any calculation day. There can be no assurance that the performance of the Fund will not result in a loss of the principal amount of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the VanEck® Oil Services ETF due April 7, 2025

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.